Entity #: 179548
Date Filed: 01/20/2009
Effective Date: 02/02/2009
Pedro A. Cortés
Secretary of the Commonwealth

PENNSYLVANIA DEPARTMENT OF STATE
CORPORATION BUREAU

Articles of Amendment-Domestic Corporation

(15 Pa.C.S.)

[✓] Business Corporation (§ 1915)
[ ] Nonprofit Corporation (§ 5915)

Name
Patrick O'Keefe
Address
1000 NW 65th Street, Suite 103
City: Fort Lauderdale, State: Florida, Zip Code: 33309

Document will be returned to the name and address you enter to the left. ⇐

Commonwealth of Pennsylvania
ARTICLES OF AMENDMENT-BUSINESS 5 Page(s)

T0902111111

Fee: $70

In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:

1. The name of the corporation is:
Jetronic Industries, Inc.

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):
(a) Number and Street / City / State / Zip / County
Mitts Milavec, Two Logan Square, 12 Fl, 18 and Arch Streets, Philadelphia, PA 19103

(b) Name of Commercial Registered Office Provider / County
c/o

3. The statute by or under which it was incorporated: Act of May 5, 1933, as amended P.L. 364

4. The date of its incorporation: January 12, 1951

5. *Check, and if appropriate complete, one of the following:*

[ ] The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

[✓] The amendment shall be effective on: Feb. 2, 2009 (Date) at 9:00 am (Hour)

2009 JAN 20 PM 1:48

PA ... ATE

6. *Check one of the following:*

☐ The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. § 1914(a) and (b) or § 5914(a).

☑ The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. § 1914(c) or § 5914(b).

7. *Check, and if appropriate, complete one of the following:*

☐ The amendment adopted by the corporation, set forth in full, is as follows

☑ The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8. *Check if the amendment restates the Articles:*

☐ The restated Articles of Incorporation supersede the original articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this

16th day of January,

2009

Jetronic Industries, Inc.
Name of Corporation

[signature]
Signature

Chief Executive Officer
Title

EXHIBIT A

1. This Exhibit A is attached to and made part of the Articles of Amendment to Articles of Incorporation of Jetronic Industries, Inc.
2. These Articles of Amendment to Articles of Incorporation of Jetronic Industries, Inc. were adopted by the board of directors pursuant to 15 Pa. C.S. § 1914(c) or § 5914(b) and pursuant to United States Bankruptcy Court Eastern District of Pennsylvania order dated February 20, 2008, BANKRUPTCY NO.: 00-34611, as amended on October 16, 2008.

First: Article first of the Articles of Incorporation, as amended is deleted in its entirety and replaced with the following:

"FIRST. The name of the corporation is New Bastion Development, Inc."